Exhibit 2.3

State of Nevada Secretary of State Work Order December 16, 2020

1

Business Entity Filing Acknowledgment

2

Certificate of Amendment by Custodian

3

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Douglas DiSanti
340 W. 42nd St.
New York, NY 10036, USA

Work Order #: W2020121600497
December 16, 2020
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 30137

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Certificate of Amendment by Custodian	Fees	20201104044	12/16/2020 9:46:18 AM	InternalReview	1	$175.00	$175.00
Total							$175.00

Payments

Type	Description	Payment Status	Amount
Credit Card	60814076564865706032 84	Success	$175.00
Total			$175.00

Credit Balance: $0.00

Douglas DiSanti
340 W. 42nd St.
New York, NY 10036, USA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

12/16/2020

Work Order Item Number:	W2020121600497 - 1000793
Filing Number:	20201104044
Filing Type:	Certificate of Amendment by Custodian
Filing Date/Time:	12/16/2020 09:46:18 AM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: C8043-1999

Entity Name: TRANSNATIONAL GROUP, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
INCORP SERVICES, INC.
3773 HOWARD HUGHES PKWY STE 500S, Las Vegas, NV 89169 - 6014, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C8043-1999
Barbara K. Cegavske	Filing Number 20201104044
Secretary of State State Of Nevada	Filed On 12/16/2020 09:46:18 AM
	Number of Pages 1

Certificate of Amendment by Custodian

NRS 78.347

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID)
2. Enter any criminal, administrative, civil or National Assoc. of Securities Dealers, inc., violations, investigations or convictions concerning the custodian or affiliates
3. Custodian statement affirming reasonable attempts were made to contact officers and/or directors of the corporation
4. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Inofrmation:	Name of entity as on file with the Nevada Secretary of State: TRANSNATIONAL GROUP, INC. Entity or Nevada Business Identification Number (NVID): NV19991221435
2. Disclosures:	Any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations or convictions concerning the custodian and any affiliate of the custodian are disclosed as follows:
3. Custodian Statement:	Reasonable attempts were made to contact the officers or directors of the corporation to request that the corporation comply with corporate formalities and to continue its business. I am continuing the business and attempting to further the interests of the shareholders. I will reinstate or maintain the corporate charter.
4. Signature: (Required)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. X Douglas DiSanti — Signature of General Partner 12/16/2020 9:45:00 AM — Date

This form must be accompanied by appropriate fees.